Exhibit 10.20

BRAZIL MINERALS, INC.
155 North Lake Avenue, Suite 800
Pasadena, California 91101

 September 30, 2015

Mr. Matthew H. Taylor
[address]

Dear Mr. Taylor:

Reference is made to the Convertible Promissory Note from Brazil Minerals, Inc. (“BMIX”) to you in the principal amount of $50,000, a copy of which is attached hereto as Exhibit A (the “Note”).

This will confirm your agreement that BMIX is simultaneously herewith issuing to you 50 (fifty) shares of its Series B Preferred Stock, each with an issuance price of $1,000 per share, in exchange for, and in full satisfaction of, the Note. A copy of the Certificate of Designations, Preferences, and Rights of the Series B Preferred Stock of BMIX is attached hereto as Exhibit B.

Please acknowledge your agreement with the foregoing by signing a copy of this letter in the space indicated below and returning the signed copy to BMIX.

Very truly yours,
BRAZIL MINERALS, INC.

By: /s/ Marc Fogassa
       Marc Fogassa, Chief Executive Officer

AGREED TO:

/s/ Matthew H. Taylor
Matthew H. Taylor

Exhibit 10.20 -- Page 1